Exhibit 5



                                     [LOGO]

                                                               Tour de la Bourse
                                     P.O. Box 61, 800 Victoria Square, 3rd Floor
                                                        Montreal, Quebec H4Z 1A9
                                                       Telephone: (514) 871-3545
                                                            Website: www.cdcc.ca

March 20, 2009

Canadian Derivatives Clearing Corporation
800 Victoria Square
P.O. Box 61 Montreal, QC H4Z 1A9

                    Canadian Derivatives Clearing Corporation
                   Post-Effective Amendment No. 31, Form S-20

      I am Corporate Secretary and in-house general counsel to Canadian Derivatives Clearing Corporation ("CDCC") and in that regard have been requested to provide this opinion in connection with the filing of Post-Effective Amendment No. 31 (the "Amendment") to a Registration Statement (the "Registration Statement") on Form S-20 with the United States Securities and Exchange Commission covering 3,600,000 call option contracts ("Calls") and 2,400,000 put option contracts ("Puts") to be issued in respect of underlying securities, stock indices or sub-indices in transactions on Bourse de Montreal Inc.

      In order to provide this opinion, I have reviewed or examined such certificates of officers of CDCC and such other documents and made such investigations as I consider necessary or appropriate.

      Based upon and subject to the foregoing, I am of the opinion that:

1. CDCC is a corporation validly existing under the Canada Business Corporations Act, this Act being the federal incorporation statute for Canada.

2. The 3,600,000 Calls and the 2,400,000 Puts covered by the Registration Statement, as amended, have been duly authorized, and when duly issued in accordance with the by-laws and rules of CDCC, such Calls and Puts will be valid and legally binding obligations of CDCC in accordance with and subject to such by-laws and rules.

      I hereby consent to the filing of this opinion as an exhibit to the Amendment and the use of my name in the Amendment and in the prospectus forming a part thereof.

                                       Yours very truly,

                                       /s/ Joelle Saint-Arnault
                                       ------------------------
                                       Joelle Saint-Arnault
                                       Corporate Secretary and general counsel
                                       Canadian Derivatives Clearing Corporation